Exhibit 10.25.6

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.   [***]  INDICATES THAT INFORMATION HAS BEEN REDACTED.

SIXTH AMENDMENT TO LEASE

This Sixth Amendment to Lease (this “Amendment”) is executed as of April 30, 2012 (the “Effective Date”), between LSREF 2 Clover REO 2, LLC, a Delaware limited liability company (“Landlord”), successor in interest, and QUICKEN LOANS INC., a Michigan corporation (“Tenant”).

RECITALS:

WHEREAS, Landlord’s predecessors-in-interest, and Tenant have heretofore entered into a certain Lease dated as of July 6, 2004 (the “Original Lease”), which Original Lease was amended by that certain First Amendment to Lease dated July 13, 2005, by that certain Second Amendment to Lease dated October 31, 2005, by that certain Third Amendment to Lease dated October 10, 2006, by that certain Fourth Amendment to Lease dated as of March 21, 2007 and by that certain Fifth Amendment of Lease dated as of May 4, 2009 (the Original Lease, as heretofore modified, is hereinafter referred to as the “Lease”), pursuant to which Landlord’s predecessors-in-interest leased to Tenant and Tenant did hire from Landlord’s predecessor-in interest, certain premises comprising portions of the first (lst) floor deemed to consist of 7,048 rentable square feet in the aggregate, (the “First Floor Space”) and all of the rentable area on the second (2nd), third (3rd), fourth (4th) and fifth (5th) floors of the building known as 800 Tower Drive, Troy, Michigan (the “Building”), upon and subject to all of the terms, covenants and conditions as are more particularly described in the Lease;

WHEREAS, by letter dated June 24, 2009, Tenant exercised its right under the Fifth Amendment of Lease to terminate the Lease with respect to the second (2nd), third (3rd), fourth (4th) and fifth (5th) floors of the premises, as of December 31, 2009.

WHEREAS, as a result of said termination, the only portion of the premises currently leased by Tenant at the Building is the First Floor Space consisting of 7.048 rentable square feet in the Building and the term of the Lease as to the First Floor Space currently expires December 31,2014.

WHEREAS. Tenant would like to lease on a month-to-month basis an additional 30.389 rentable square feet of space on the fifth (5th) floor of the Building, as more particularly described on Exhibit A attached hereto (collectively hereinafter referred to as the “M-T-M Space”).

WHEREAS, Landlord and Tenant desire to amend the Lease on the terms and conditions contained herein.

AGREEMENTS:

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

1.             Recitals. The foregoing recitals are incorporated herein and made a part hereof as if fully set forth.

2.             Rent Commencement for M-T-M Space. Landlord shall deliver the M-T-M Space to Tenant on the Effective Date. Commencing on the later of delivery of the M-T-M Space to Tenant or May 1, 2012 and terminating at the end of the first full calendar month subsequent to Landlord and/or Tenant providing the other written notice of termination of the Lease as to the M-T-M (“M-T-M Space Termination Notice”), Tenant shall pay as the total Rent (inclusive of all Expenses and Taxes) (as such capitalized terms are defined in the Lease) for the M-T-M Space, only, the following:

	M-T-M Space Total	Rental Rate Per
Term	Monthly Rental	Square Foot
5/1/2012 - End of first full calendar month following the M-T-M Space Termination Notice	$ [***]	$ [***]

Landlord and Tenant agree that the above-referenced Rental (as defined in the Lease) shall be in addition to any existing rental and additional charges set forth in the Lease with respect to the First Floor Space only; provided, the above-referenced M-T-M Space total Rental shall be subject to adjustment in the event the M-T-M Space is delivered to Tenant after May 1, 2012. Landlord and Tenant also acknowledge and agree that the M-T-M Space Termination Notice shall, if at all, only be applicable to terminate the entirety of the M-T-M Space and shall not be deemed a termination of the Lease with respect to the First Floor Space or any lesser portion of the M-T-M Space without the prior written consent of the Landlord.

3.               Parking. Notwithstanding anything to the contrary contained in the Lease, Landlord shall maintain a minimum parking ratio of six (6) spaces per 1,000 square feet in the surface parking area adjacent to the Building and Tenant shall solely use that surface parking area adjacent to the Building for daily parking. Tenant acknowledges and agrees that the parking structure and ramp associated with the Development of which the Building is a part is not available for Tenant’s use and Tenant shall so instruct its employees. Landlord shall have no obligation to maintain or make such parking structure available for Tenant’s use.

4.               Electrical Charges for M-T-M Space. Landlord and Tenant agree that commencing May 1, 2012 through the end of the first full calendar month following the M-T-M Space Termination Notice, Tenant, in addition to the total Rent set forth above and those electric charges owed to Landlord with respect to the First Floor Space, shall also pay for all electricity charges related to Tenant’s use of the M-T-M Space as reflected on that separate meter related to the M-T-M Space. In addition to said electrical charges for the M-T-M Space, Tenant shall pay Landlord for use of the HVAC System in excess of the time periods of Monday - Friday 8:00 a.m. through 8:00 p.m. and Saturday 8:00 a.m. to 3:00 p.m. Said HVAC overtime rate shall be [***] per hour per zone of the M-T-M Space.

5.             Rent Abatement. For the period beginning May 1, 2012 and ending June 30, 2012 (the “Abatement Period”), Tenant shall receive an abatement of monthly Rental for the First

Floor Space in the amount of [***] (the “Abated Monthly Rent”). Accordingly, throughout the Abatement Period, Tenant shall pay no monthly Rental for the First Floor Space. During the Abatement Period, all other rental, including Tenant’s Share of Expenses and Taxes, all other rent and additional rent, and any other charges specified in the Lease shall remain due and payable pursuant to the terms and conditions of the Lease.

6.             Generator Repair Reimbursement. Landlord agrees to reimburse Tenant an amount equal to the lesser of [***] or Tenant’s actual costs to rewire the generators serving the First Floor Space (“Reimbursement Amount”). Should the actual costs to rewire the generators exceed the Reimbursement Amount as defined herein, such excess costs shall be the sole responsibility of Tenant. All work shall be performed by Tenant. The Reimbursement Amount shall be paid to Tenant within thirty (30) days after Landlord’s receipt of a paid receipt showing that such repair work has been completed and so long as Tenant has provided Landlord an unconditional Waiver of Lien and Sworn Statement from all persons performing labor and/or supplying materials in connection with such work showing that all of said persons have been compensated in full and the amount paid to each such person. In the event that Tenant vacates the First Floor Space prior to the expiration date or otherwise materially defaults under the Lease, the entire unamortized portion of the Reimbursement Amount shall become immediately due and payable from the Tenant to the Landlord. Notwithstanding anything contained herein to the contrary, nothing contained herein shall obligate Tenant to rewire the generators but rather Tenant may elect to do so in Tenant’s sole discretion.

7.               Deletion of Paragraph 41. Effective as of the Effective Date, Paragraph 41 of the Lease, titled “EXCLUSIVITY” is hereby deleted in its entirety and shall be of no further force and effect.

8.               M-T-M Space Tenant Improvements.

(a)           Tenant acknowledges and agrees that Tenant is taking the M-T-M Space in its “AS IS” “WHERE IS” condition and Landlord is not providing or performing any work in regard to said M-T-M Space; provided, however, all general building systems serving the Building and the M-T-M Space are, and shall be maintained by Landlord, in good-working order and Landlord shall replace up to a maximum of 25 total damaged or stained ceiling tiles in the M-T-M Space;

(b)           Prior to commencing any work regarding the M-T-M Space, Tenant shall obtain, at Tenant’s sole cost and expense: (i) all necessary governmental permits, licenses, authorizations; and (ii) Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, as to any work to be performed by Tenant and Tenant shall have delivered true copies of the items set forth in Section 8(b)(i) above to Landlord. Said approval shall include the prior approval of all plans and specifications for any proposed work of Tenant to the M-T-M Space. All work performed related to the M-T-M Space shall be performed in a good and workmanlike manner using only quality materials.

(c)           Tenant shall deliver to Landlord unconditional waivers of lien from all contractors, subcontractors, vendors, suppliers and materialmen who shall have furnished materials or supplies or performed work or services covered by such requisition, and full lien waivers for all previous work performed, completed and paid for from the aforesaid contractors. Tenant shall also provide Landlord an “as built” plan for Tenant’s work, including all electrical files applicable thereto.

(d)           Tenant’s contractor shall be a qualified, reputable, bonded, licensed and insured general contractor (this standard shall also apply to any subcontractor hired by the contractor) hired by Tenant in writing to perform the Tenant’s work who has been approved in writing by Landlord (Landlord must also approve electrical and mechanical contractors), which consent shall not be unreasonably withheld, conditioned or delayed, Tenant agrees that: (i) Landlord shall in no way be responsible for the quality or completeness of Tenant’s work; and (ii) Tenant’s work shall be performed in compliance with all applicable laws, codes and regulations and the provisions of the Lease as amended by this Amendment including, but not limited to: (A) the Contractor Rules attached to this Amendment as Exhibit C; and (B) such other rules, regulations, procedures or directives of any kind that may be reasonably promulgated by Landlord from time to time.

(e)           Tenant shall require any and all contractors of the Tenant performing work on or about the M-T-M Space to obtain and/or maintain specific insurance coverage for events which could occur while operations are being performed and which could occur after the completion of the work arising therefrom. The insurance coverage of the contractor shall be at least equal to the coverage required of the Tenant and the contractor shall name Landlord and, if requested, any mortgagee, as additional insureds on all policies of liability insurance. The contractor shall purchase and maintain such insurance as will protect itself and Landlord and Tenant from claims set forth below which may arise out of or result from its operations under the contract and after contract completion with Tenant, whether such operations are performed by the Tenant’s contractor or by any subcontractor or by anyone directly or indirectly employed by any of them or by anyone for whose acts any of them may be liable. The insurance coverage shall include, but not be limited to, protection for:

(i)            Claims under Workers or Workmen’s Compensation, Disability Benefits, and other Employee Benefit Acts;

(ii)           Claims for damages because of bodily injury, occupational sickness, disease, or death of any person other than its employees;

(iii)          Claims for damages insured by reasonable and customary personal injury liability coverage which are sustained by: (a) any person as a result of an offense directly or indirectly related to the employment of such person by the contractor; or (b) by any other person;

(iv)          Claims for damages, other than to the work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

(v)           Claims for damages because of bodily injury or death of any person and/or property damage arising out of the ownership, maintenance, or use of any motor vehicle; and

(vi)          Claims which include the foregoing, but not limited thereto, which may occur while operations are being performed and claims which may occur after operations are completed arising therefrom.

Tenant shall obtain proof of Tenant’s contractor’s insurance coverage adequate to protect Landlord and Tenant.

9.             Signage. Notwithstanding anything to the contrary contained in the Lease, Tenant’s leasing the M-T-M Space shall not provide Tenant any additional exterior Building signage rights beyond those existing as of the day immediately preceding this Amendment; provided, however, Landlord agrees to provide Tenant, at Landlord’s cost and expense, with Building standard signage outside of Tenant’s suite.

10.          Memorandum of Lease. On the Effective Date, Landlord and Tenant shall execute and have recorded with the Oakland County Register of Deeds the First Amendment to Memorandum of Lease attached hereto as Exhibit B.

11.          Brokerage. Landlord and Tenant each warrant to the other that neither have dealt with any broker or agent in connection with the negotiation or execution of this Amendment except for Tenant’s broker. Bedrock Real Estate Services (“Broker”), which fees, if any, shall be the sole responsibility of Tenant. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

12.          Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

13.          Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises are located.

14.          Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

Executed as of the date first written above.

LANDLORD:	LSREF 2 CLOVER REO 2, LLC,
a Delaware limited liability company

	By:	/s/ Laura P. Sims
		Name	: Laura P. Sims
		Its:	Assistant Vice President

TENANT:	QUICKEN LOANS INC.,

a Michigan corporation

	By:	/s/ William C. Emerson
		Name:	William Emerson
		Its:	Chief Executive Officer

EXHIBIT A

M-T-M Space Site Plan

A-1

EXHIBIT B

First Amendment to Memorandum of Lease

This First Amendment to Memorandum of Lease (“‘First Amendment”) is made this       day of              , 2012. by and between LSREF 2 Clover REO 2, LLC, a Delaware limited liability company (“Landlord”), successor-in-interest, and Quicken Loans Inc., a Michigan corporation (“Tenant”).

RECITALS

WHEREAS, on July 8, 2004, Landlord’s predecessor-in-interest and Tenant executed a Memorandum of Lease, which was recorded in Liber               , page             of the Oakland County records (“Original Memorandum of Lease”)|WESTILL NEED TO REVIEW|covering certain premises in the development commonly known as 800 Tower Drive, Troy, Michigan, more particularly described on Exhibit “A” hereto (hereinafter referred to as the “Development’); and

WHEREAS, pursuant to the terms of the lease entered into between Landlord’s predecessor-in-interest and Tenant, as subsequently amended (“Lease”). Tenant was granted certain rights in an adjacent development owned by Landlord. commonly known as 750 Tower Drive. Troy. Michigan, more particularly described on Exhibit “B” hereto (hereinafter referred to as the “Adjacent Property”; and

WHEREAS, Landlord and Tenant wish to amend said Original Memorandum of Lease.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.             Paragraph I of the Original Memorandum of Lease is hereby replaced with the following:

I. Landlord hereby leases to Tenant and Tenant hereby Leases from Landlord 7,048 rental square feet of the first floor of the building upon the development (hereinafter referred to as the “Building”) having an expiration date of December 31, 2014. In addition, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord 30,389 rentable square feet of space consisting of space on the fifth (5th) floor of the Building on a month-to-month basis (“M-T-M Space”).

2.             Paragraphs 2, 3. 5. 6(b) and 7 of the Original Memorandum of Lease are hereby deleted in their entirety.

3.             Paragraph 4 of the Original Memorandum of Lease is hereby amended to replace the expiration date of December 31, 2011 with “December 31, 2014.”

4.             To the extent of any conflict between the terms of the Lease and the provisions in this First Amendment, the terms of the Lease shall govern.

IN WITNESS WHEREOF, the parties have executed this First Amendment on the day and year first written above.

2

LANDLORD:

LSREF 2 CLOVER REO 2. LLC,
a Delaware limited liability company

By:

Name:

Its:

STATE OF	)
	)	ss
COUNTY OF	)

The forgoing instrument was acknowledged before me on                , 2012 by                    ,the .                  ,of LSREF 2 CLOVER REO 2. LLC. a Delaware limited liability company, on behalf of the company.

Notary Public,	County,	_______________
My Commission Expires:

3

TENANT:

QUICKEN LOANS INC.,
a Michigan corporation

By:

			Name:	William C. Emerson

			Its:	Chief Executive Officer
STATE OF MICHIGAN	)
	)	ss
COUNTY OF WAYNE	)

The foregoing instrument was acknowledged before me on               , 2012 by William C. Emerson, the Chief Executive Officer of Quicken Loans Inc., a Michigan corporation, on behalf of the corporation.

Notary Public,	County, MI
My Commission Expires:

Drafted By and When Recorded Return To:

Paul S. Magy, Esq.

Kupelian Ormond & Magy, P.C.

25800 Northwestern Hwy., Ste. 950

Southfield, MI 48075

248-357-0000

4

Exhibit A

Development

A PART OF THE SOUTHWEST 1/4 OF SECTION 9, T-2-N., R-11-E., CITY OF TROY, OAKLAND COUNTY, MICHIGAN BEING DESCRIBED AS: COMMENCING AT THE WEST 1/4 CORNER OF SECTION 9; THENCE S. 02° 37’ 54” E.. 641.04 FEET ALONG THE WESTERLY LINE OF SAID SECTION 9 TO THE NORTHERLY RIGHT-OF-WAY LINE OF TOWER DRIVE; THENCE THE FOLLOWING TWO COURSES ALONG SAID LINE: (1) N. 87° 22’ 06” E., 460.23 FEET, AND (2) ALONG THE ARC OF A CURVE TO THE RIGHT 248.07 FEET, SAID CURVE HAVING A RADIUS OF 502.50 FEET, CENTRAL ANGLE OF 28° 17’ 08” AND LONG CHORD BEARING OF S. 78° 29’ 20” E., 245.56 FEET TO THE POINT OF BEGINNING; THENCE N. 87° 22’ 06” E., 361.07 FEET; THENCE S. 02° 37’ 54” E., 60.00 FEET; THENCE ALONG THE ARC OF A CURVE TO THE LEFT 290.34 FEET; SAID CURVE HAVING A RADIUS OF 1,367.46 FEET, CENTRAL ANGLE OF 12° 09’ 54” AND LONG CHORD BEARING OF N. 52° 14’ 12” E., 289.79 FEET; THENCE N. 87° 22’ 06” E., 275.22 FEET; THENCE N. 42° 22’ 06” E., 388.25 FEET TO THE WESTERLY RIGHT-OF-WAY LINE OF INTERSTATE-75; THENCE THE FOLLOWING THREE COURSES ALONG SAID WESTERLY RIGHT-OF-WAY LINE: (I) S. 48° 41’ 02” E., 5.92 FEET, AND (2) S. 26° 07’ 43” E., 600.33 FEET, AND (3) ALONG THE ARC OF A CURVE TO THE RIGHT 72.34 FEET, SAID CURVE HAVING A RADIUS OF 2,673.79 FEET, CENTRAL ANGLE OF 01° 33’ 01” AND LONG CHORD BEARING OF S. 25° 21’ 12” E., 72.34 FEET; THENCE S. 72° 05’ 07” W., 1, 197.33 FEET TO THE EASTERLY RIGHT-OF-WAY LINE OF TOWER DRIVE; THENCE THE FOLLOWING TWO COURSES ALONG THE EASTERLY AND NORTHEASTERLY RIGHT-OF-WAY LINE OF SAID TOWER DRIVE: (1) N. 02° 37’ 54” W., 113.19 FEET, AND (2) ALONG THE ARC OF A CURVE TO THE LEFT 541.25 FEET, SAID CURVE HAVING A RADIUS OF 502.50 FEET, CENTRAL ANGLE OF 61° 42’ 52” AND LONG CHORD BEARING OF N. 33° 29’ 20” W., 515.47 FEET TO THE POINT OF BEGINNING AND CONTAINING 14.094 ACRES.

A-1

Exhibit B

Adjacent Property

A PART OF SOUTHWEST 1/4 OF SECTION 9, T-2-N., R-l l-E., CITY OF TROY, OAKLAND COUNTY, MICHIGAN, BEING DESCRIBED AS: COMMENCING AT THE SOUTHWEST CORNER OF SECTION 9; THENCE N. 87° 26’ 35” E., 2,314.95 FEET ALONG THE SOUTH LINE OF SAID SECTION TO A POINT ON THE WESTERLY LINE OF INTERSTATE-75; THENCE ALONG SAID LINE N. 02° 57’ 32” W., 614.29 FEET AND ALONG A CURVE TO THE LEFT 165.83 FEET, SAID CURVE HAVING A RADIUS OF 2,673.79 FEET, CENTRAL ANGLE OF 03” 33’ 13” AND LONG CHORD BEARING OF N. 04° 44’ 08” W., 165.81 FEET ALONG SAID LINE TO THE POINT OF BEGINNING; THENCE S. 87° 26’ 35” W., 1,017.71 FEET; THENCE S. 53° 47’ 31” W., 190.40 FEET TO THE EASTERLY LINE OF TOWER DRIVE; THENCE N. 36° 12’ 29” W., 180.74 FEET; THENCE ALONG SAID LINE ALONG A CURVE TO THE RIGHT 232.94 FEET; SAID CURVE HAVING A RADIUS OF 397.50 FEET, CENTRAL ANGLE OF 33° 34’ 35” AND LONG CHORD BEARING OF N. 19° 25’ 13” W., 229.62 FEET; THENCE CONTINUING ALONG SAID LINE N. 02° 37’ 54” W., 236.31 FEET; THENCE N. 72° 05’ 07” E., 1,197.33 FEET TO A POINT ON THE WESTERLY LINE OF INTERSTATE-75; THENCE ALONG SAID LINE ALONG A CURVE TO THE RIGHT 843.07 FEET, SAID CURVE HAVING A RADIUS OF 2,673.79 FEET, CENTRAL ANGLE OF 18° 03’ 57” AND LONG CHORD BEARING OF S. 15° 32’ 43” E., 839.59 FEET TO THE POINT OF BEGINNING AND CONTAINING 19.762 ACRES.

B-1

EXHIBIT C

Contractors Rules

1.                                      PARKING. All loading, unloading, and parking of vehicles of the Tenant’s contractor and its employees shall be done only in areas designated by the Landlord.

2.                                      TRASH. No contractor trash may be placed in Building compactors or dumpsters. No trash may be put in the common area. All trash must be stored in the M-T-M Space. All trash must be removed daily, after Building hours. Tenant’s contractor shall be allowed only two dumpsters on site at any one time. All costs associated with the dumpsters shall be at contractor’s expense. The areas around the dumpsters shall be kept clean and free of debris. The dumpster locations shall be designated by the Landlord.

3.                                      DUST AND DIRT. Tracking unreasonable quantities of dirt and dust into the common area is prohibited. Tenant’s contractor’s employees shall remove as much dirt and dust as soon as possible before entering the common areas.

4.                                      DAMAGE. Any damage to walls, floors or ceiling must be repaired by the Tenant’s contractor before construction is complete.

5.                                      STORAGE OF EQUIPMENT. Storage of all tools, equipment, and supplies is limited to the M-T-M Space.

6.                                      ENTRY TO M-T-M SPACE. Deliveries and all entries by Tenant’s contractor shall be made through the rear entrance or service entrance of the Building. If items are too large to fit through the Building’s rear entrance or service entrance, Tenant’s contractor may only deliver through the front entrance after receiving Landlord’s prior written permission, which shall not be unreasonably withheld, conditioned or delayed. Contractors shall only use the freight elevator for delivery of materials and transporting tools and equipment.

7.                                      OUTSIDE WORK. All work is to be completed in the M-T-M Space only. No work is to be performed in the common areas or other tenant spaces without the Landlord’s prior approval.

8.                                      LOANING OF EQUIPMENT. No Building equipment will be loaned to Tenant’s contractor.

9.                                      QUALITY OF WORK. Tenant’s contractor work shall be performed in a thorough, good, and workmanlike manner and shall be in good and usable condition at the date of completion thereof.

10.                               ODORS. Proper care must be taken when working with glues, paints, and any other materials requiring special ventilation so that objectionable odors do not waft into the common area or other tenant spaces.

C-1

11.                               WELDING AND PENETRATION. No welding and/or slab penetration shall be permitted without Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.

12.                               SPRINKLERS. At no time shall the sprinkler system be shut down without Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.

13.                               IRREGULAR HOURS. Tenant’s contractor shall not perform any work before or after Building hours without the Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.

14.                               NONE. Use of jackhammers. rivet guns, and grinding equipment is not allowed during Building hours without Landlord’s prior permission, which approval shall not be unreasonably withheld, conditioned or delayed. All radio, music and construction noise must be kept at a low volume so that it cannot be heard outside the M-T-M Space.

15.                               ROOF. Tenant’s contractor shall not go on the roof without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

16.                               ASBESTOS. All materials incorporated in the M-T-M Space by the Tenant’s contractor shall be free of asbestos-containing materials.

17.                               ELECTRICAL ROOM. The Tenant’s contractor shall not enter the electrical room without Landlord’s permission, which shall not be unreasonably withheld, conditioned or delayed.

18.                               FIRE EXTINGUISHER. The Tenant’s contractor shall keep fire extinguishers in the M-T-M Space at all times.

C-2